UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): March 23, 2005

      HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 478-877

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Commencing March 23, 2005, HearUSA, Inc. (the “Company”) issued shares of its common stock, $0.10 par value per share, in excess of 1% of the outstanding common stock of the Company, upon the exercise of certain outstanding warrants. These warrants were issued by the Company in March 2002 in connection with a private placement equity financing to a group of “accredited investors” as defined in Rule 501(a) of Regulation D, and the Company relied on Regulation D and Section 4(2) of the Securities Act of 1933 to issue the securities without registration at that time. Similarly, the warrants were exercised by the holders of those warrants, all of whom were “accredited investors,” and the Company relied on Regulation D and Section 4(2) of the Securities Act of 1933 to issue the shares of common stock on exercise of the warrants without registration. By their terms, the warrants would have expired at the close of business on March 29, 2005. On March 29, 2005, the last of the outstanding warrants were exercised. In total, 1,500,000 shares of common stock were issued upon exercise of the warrants at an exercise price of $1.15 per share, for total proceeds to the Company of $1,725,000.

Each member of the Company’s Board of Directors at the time of the March 2002 equity financing participated in the private placement. Each of those persons remains on the Company’s Board of Directors and all of those related warrants were exercised.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc.
(Registrant)

Date: March 29, 2005

By: /s/ Stephen J. Hansbrough
————————————

Name: Stephen J. Hansbrough

Title: Chief Executive Officer